Exhibit 99.1
Global Cash Access Reports First Quarter 2011 Results
Las Vegas, NV — May 10, 2011 — Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) today announced financial results for the quarter ended March 31, 2011.
Fiscal First Quarter 2011 Results
Revenue was $134.4 million, a decrease of $24.1 million or 15.2% over the $158.5 million in revenue recorded in the same quarter last year. This decrease was primarily attributable to the Company’s loss of its largest customer in late 2010 which accounted for approximately $20.9 million in revenue during the first quarter of 2010. In addition, revenue during the first quarter of 2011 was adversely impacted by the continued weakness in the gaming sector and consumer revolving credit. Operating income was $9.3 million. In addition, there was $0.9 million in one time charges associated with the refinancing of all of the Company’s borrowings in March of 2011. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (see Non- GAAP Financial Information below) were $13.1 million, a decrease of 34.4% compared to the same period in the prior year’s first quarter. Income before tax in the first quarter of 2011 was $3.2 million, which included the one-time refinancing charge discussed above, as well $0.8 million in additional interest associated with the repayment of our senior subordinated notes. Diluted earnings per share were $0.03 in the first quarter of 2011 (on 64.2 million diluted shares). The one-time refinancing charges discussed above represented a reduction of approximately $0.03 of additional diluted earnings per share. Cash EPS, which is earnings per share adjusted for non cash taxes were $0.05 in the first quarter of 2011. Excluding the one-time refinancing charges described above, Cash EPS would have been $0.08.
“2011 continues to be difficult to predict for GCA and the gaming industry as a whole but early signs are encouraging” said Scott Betts, President and Chief Executive Officer of Global Cash Access. “When we gave our previous guidance for the year, we believed that 2011 should signal the bottom of the cycle, and while we expect the remainder of the year to continue to have some volatility, we believe we should begin to see sequential improvement in our results as we progress through the year. We were pleased to see our same store volumes metrics turn positive in the first quarter — the first time in over two years. We see this as an encouraging sign. When combined with the resumption of our business in the United Kingdom in April, the opening of Galaxy, Macau in May, our new customer product pipeline and our continued cost containment measures, we believe these factors will translate into improving financial results in subsequent quarters.”
2011 Outlook
The Company acknowledges a slower start to the year, however, given recent positive trends in same store metrics, we believe that we may be able to recover from that later in the year; however, we also want to allow for some volatility that may still be possible as the sector starts to stabilize. Based on that assessment, the Company will be widening its full year range for earnings. As a reminder, the EPS figures are all subject to the impact of the one-time expenses associated with the recent refinancing that amounted to approximately $0.03 per share. The Company estimates that EBITDA for fiscal year 2011 will be between approximately $58 million and $65 million as compared to our previous guidance of estimates between $61 million and $65 million.
The Company estimates that for the fiscal year ending December 31, 2011, cash earnings per share will be between approximately $0.38 and $0.43. Previously guidance was between approximately $0.40 and $0.43. Based upon a range for effective tax rate of between 42% and 45%, which is slightly higher than previously announced, the Company expects full year diluted earnings per share will be between approximately $0.20 and $0.26. Previous guidance was between $0.24 and $0.26.

The foregoing estimations reflect the following assumptions:
2011 estimated outlook assumes a slight improvement in the gaming industry for the remainder of 2011;
Range for effective tax rate for the full year between approximately 42% to 45%;
Cash outlays for capital expenditures of between approximately $7 million and $9 million;
Fully diluted shares outstanding for the full year of between approximately 64 million and 65 million; and
Interest expense is based upon an increase in the LIBOR curve from 0.3% to 0.9%.
Investor Conference Call and Webcast
The Company will host an investor conference call to discuss its first quarter 2011 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-1429 or for international callers (480) 629-9857. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 4436748. The call will be webcast live from the Company’s website at www.gcainc.com under the investor relations section.
Non-GAAP Financial Information
In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, adjusted EBITDA and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, adjusted EBITDA and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation: (a) our estimates of 2011 diluted earnings per share, cash earnings per share and EBITDA and the assumptions upon which they are based; (b) our assumption that there will be a slight improvement in the gaming industry in 2011; (c) our assumption that the range of our effective tax rate for the full year 2011 will be between 42% and 45%; (d) our assumption for 2011 that cash outlays for capital expenditures will be between approximately $7 million and $9 million; (e) our assumption for 2011 that there will be approximately 64 million to 65 million diluted shares outstanding; (f) our assumption that there will be an increase in the LIBOR curve from 0.3 to 0.9 in 2011; and (g) our belief that EBITDA and cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing are helpful to investors.
Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) our belief that we should begin to see sequential improvement in our results during the remainder of 2011; (b) our belief that the resumption of our business in the United Kingdom in April, the opening of Galaxy Macau in May, our new customer product pipeline and our continued cost containment measures will translate into improving financial results in subsequent quarters; (c) unexpected issues with the development or commercialization of new products and services and the failure of gaming operators to employ such products; (d) unexpected inability to meet customer needs or accomplish our innovation objectives; (e) unexpected regulatory issues confronting the Company, including with QuikTicket or our inability to timely test the product; (f) unexpected changes in the market and economic conditions; (g) reduced demand for or increased competition with our products and services that affects our 2011 revenue, diluted earnings per share, Cash EPS and EBITDA; (h) with respect to our expectation that the range of our effective tax rate will be between 42% and 45% for the full year 2011: (i) incurrence of expenses that are not deductible for tax purposes, and (ii) the entry into business lines or foreign countries with tax structures different from the ones we are currently subject to; (i) unexpected events that may require capital expenditures to materially differ from those expected; (j) unanticipated share issuances or redemptions; (k) inaccuracies in our assumptions as to the financial measures that investors use or the manner in which such financial measures may be used by such investors, (l) the Company’s inability to accurately predict its taxable income, applicable tax rates and therefore its tax liabilities for future periods, (m) the possibility that the Company’s owners prior to conversion to a corporation change their calculation of gains in connection with the conversion and file amended tax returns, requiring a recalculation of the starting balance of the deferred tax asset and the annual amortization thereof, and (n) unanticipated changes in applicable income tax rates or laws; or changes in the valuation of the deferred tax asset.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) on March 14, 2011, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward -looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.
About Global Cash Access Holdings, Inc.
Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,100 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card cash advances, check verification and warranty services, and Western Union money transfers. Through Western Money Systems, a wholly owned subsidiary, GCA is a leading manufacturer and distributor of cash handling devices and related software. GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s Web site at www.gcainc.com.

CONTACT:

Investor Relations	Media Relations
Don Duffy, ICR	Liz Brady, ICR
203-682-8215	646-277-1226
IR@gcamail.com	lbrady@icrinc.com

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$40,531	$60,636
Restricted cash and cash equivalents	455	455
Settlement receivables	5,925	10,374
Other receivables, net	16,323	15,211
Inventory	4,241	3,845
Prepaid and other assets	15,503	8,200
Property, equipment and leasehold improvements, net	15,989	16,648
Goodwill, net	185,153	185,110
Other intangibles, net	25,185	26,368
Deferred income taxes, net	130,231	131,547

Total assets	$439,536	$458,394

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Settlement liabilities	$44,369	$59,741
Accounts payable	33,614	28,562
Accrued expenses	15,180	17,863
Borrowings	200,000	208,750

Total liabilities	293,163	314,916

COMMITMENTS AND CONTINGENCIES (NOTE 5)

Common stock, $0.001 par value, 500,000 shares authorized and 85,107 and 85,006 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively.	85	85

Convertible Preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at March 31, 2011 and December 31, 2010, respectively.	—	—

Additional paid in capital	198,232	197,048
Retained earnings	90,538	88,796
Accumulated other comprehensive income	2,608	2,587
Treasury stock, at cost, 20,642 and 20,626 shares at March 31, 2011 and December 31, 2010, respectively.	(145,090)	(145,038)

Total stockholders’ equity	146,373	143,478

Total liabilities and stockholders’ equity	$439,536	$458,394

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
REVENUES:
Cash advance	$50,873	$66,013
ATM	71,191	81,778
Check services	6,411	7,674
Central Credit and other revenues	5,914	3,047

Total revenues	134,389	158,512
Cost of revenues (exclusive of depreciation and amortization)	(105,233)	(119,649)
Operating expenses	(16,105)	(18,957)
Amortization	(1,625)	(1,966)
Depreciation	(2,121)	(2,417)

OPERATING INCOME	9,305	15,523

INTEREST INCOME (EXPENSE), NET
Interest income	34	42
Interest expense	(5,181)	(4,363)
Loss on early extinguishment of debt	(943)	—

Total interest income (expense), net	(6,090)	(4,321)

INCOME BEFORE INCOME TAX PROVISION	3,215	11,202
INCOME TAX PROVISION	(1,473)	(4,257)

NET INCOME	1,742	6,945
PLUS: NET LOSS ATTRIBUTABLE TO MINORITY INTEREST	—	5

NET INCOME ATTRIBUTABLE TO GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES	1,742	6,950

Foreign currency translation, net of tax	21	38

COMPREHENSIVE INCOME	$1,763	$6,988

Earnings per share
Basic	$0.03	$0.10

Diluted	$0.03	$0.10

Weighted average number of common shares outstanding
Basic	63,952	68,268
Diluted	64,182	70,513

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,742	$6,945
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of financing costs	278	243
Amortization of intangibles	1,625	1,966
Depreciation	2,121	2,417
Gain on sale or disposal of assets	(14)	(143)
Provision for bad debts	1,487	1,452
Loss on early extinguishment of debt	943	—
Stock-based compensation	1,097	2,120
Changes in operating assets and liabilities:
Settlement receivables	4,473	18,287
Other receivables, net	(1,714)	4,496
Inventory	(397)	—
Prepaid and other assets	(1,577)	364
Deferred income taxes	1,319	4,105
Settlement liabilities	(15,435)	(22,651)
Accounts payable	5,050	6,500
Accrued expenses	(3,037)	(4,838)

Net cash (used in) provided by operating activities	(2,039)	21,263

CASH FLOWS FROM INVESTING ACTIVITIES:
Western Money Acquisition, net of cash	(20)	—
Purchase of property, equipment and leasehold improvements	(1,444)	(762)
Purchase of other intangibles	(441)	(396)

Net cash used in investing activities	(1,905)	(1,158)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments against old credit facility	(208,750)	(250)
Securing of new credit facility	214,000	—
Issuance costs of new credit facility	(6,941)	—
Repayments against new credit facility	(14,000)	—
Proceeds from exercise of stock options	87	2,190
Purchase of treasury stock	(52)	(540)

Net cash (used in) provided by financing activities	(15,656)	1,400

Continued

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	$(505)	$335

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(20,105)	21,840

CASH AND CASH EQUIVALENTS—Beginning of period	$60,636	$84,768

CASH AND CASH EQUIVALENTS—End of period	$40,531	$106,608

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$6,938	$7,422

Cash paid for taxes, net of refunds	$170	$244

	2011	2010

OTHER DATA:

Aggregate dollar amount processed (in billions):
Cash advance	$1.1	$1.3
ATM	$3.1	$3.6
Check warranty	$0.3	$0.3

Number of transactions completed (in millions):
Cash advance	2.1	2.8
ATM	17.7	20.6
Check warranty	1.1	1.3

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Diluted Cash Earnings Per Share to Diluted Earnings Per Share
and Operating Income to EBITDA
(amounts in thousands)
(unaudited)

	Three months ended
	December 31,
	2011	2010
Reconciliation of income to diluted cash earnings

Net income	$1,742	$6,945
Deferred tax amortization related to acquired goodwill or tax provision (whichever is lower)	1,473	4,257

Cash earnings	$3,215	$11,202

Diluted cash earnings per share	$0.05	$0.16

Reconciliation of operating income to EBITDA Operating income	$9,305	$15,523
Plus: amortization	1,625	1,966
depreciation	2,121	2,417

EBITDA	$13,051	$19,906

Equity compensation expense	1,097	2,120

Adjusted EBITDA	$14,148	$22,026

Weighted average number of common shares outstanding
Diluted	64,182	70,513

The Company provides Cash EPS in order to enhance investor understanding of the underlying trends in the Company’s business and to provide for better comparability between periods in different years. Cash EPS is not a measure of financial performance under United States GAAP and should not be considered a substitute for net income, operating income or other income prepared in accordance with GAAP.
As discussed more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, the Company recorded a tax asset (the “deferred tax asset”) upon its conversion from a limited liability company to a corporation. The deferred tax asset was recorded for tax purposes but not for accounting purposes. The deferred tax asset is amortized over 15 years for tax purposes, resulting in annual pretax income being lower for tax purposes than for financial accounting purposes, subject to certain limitations. The Company computes Cash EPS by adding to its income the lesser of the amortized portion of the deferred tax asset or the amount of tax provisions made by the Company.